UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2008

SONA MOBILE HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-12817	95-3087593
(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (212) 486-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

On June 3, 2008, Canadian accounting and professional services firms Meyers Norris Penny LLP and Horwath Orenstein LLP announced an agreement to merge in July 2008.  Meyers Norris Penny LLP and Horwath Orenstein LLP were merged effective July 1, 2008 and are carrying on business as Meyers Norris Penny LLP.

As a result of the merger described above, Horwath Orenstein LLP resigned as our independent auditor.  We currently anticipate that the board of directors will recommend the appointment of Meyers Norris Penny LLP as our auditors for our fiscal year ended December 31, 2008 at the Annual Shareholders’ meeting expected to be held later this year.  We were subsequently advised by the merged company that the current agreement for rates for the quarterly review for the fiscal period ended June 30, 2008 will be honored.

    Steps have been taken to ensure “old” Horwath Orenstein LLP will be able to provide re-issued reports if necessary and consents in any securities filings.

The Meyers Norris Penny LLP audit opinion for our next set of financial statements will have a separate paragraph which indicates that our financial statements as at the previous year end (and for the year then ended) were audited by Horwath Orenstein LLP.

Horwath Orenstein LLP’s report on our financial statements for each of the fiscal years ended December 31, 2007 and 2006 [collectively, the “Prior Fiscal Periods”] did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During either of the Prior Fiscal Periods or the period from January 1, 2008 through July 1, 2008 [the “Interim Period”], there were no disagreements between us and Horwath Orenstein LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure [the “Disagreements”], which Disagreements, if not resolved to the satisfaction of Horwath Orenstein LLP, would have caused Horwath Orenstein LLP to make reference to the subject matter of the Disagreements in connection with its report on our financial statements.

We did not consult with Meyers Norris Penny LLP with respect to either of the Prior Fiscal Periods or the Interim Period as regards either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or any matter that was either the subject to any Disagreement or a reportable event as set forth in Items 304(a) (2) (i) and (ii) of Regulation S-B.

We have provided Horwath Orenstein LLP with a copy of the disclosures we are making herein in response to Item 304(a) of Regulation S-B.  We have requested that Horwath Orenstein LLP furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us.

Item 9.01.  Financial Statements and Exhibits

Exhibit Index	Description

16.1	Letter from Meyers Norris Penny LLP regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sona Mobile Holdings Corp. (Registrant)

Date: July 7, 2008	By:	/s/ STEPHEN FELLOWS
	Name:	Stephen Fellows
	Title:	Chief Financial Officer